Brown Armstrong Paulden McCown Starbuck & Keeter Certified Public Accountants
Main Office
4200 Truxtun Ave., Suite 300
Bakersfield, California 93309
Tel 661.324.4971 Fax 661.324.4997
e-mail: barrinfo@barrcpa.com

Shafter Office
560 Central Avenue
Shafter, California 93263
Tel 661.746.2145 Fax 661.746.1218

Peter C. Brown, CPA
Burton H. Armstrong, CPA,MST
Andrew J. Paulden, CPA
Harvey J. McCown, CPA
Steven R. Starbuck, CPA
Aileen K. Keeter, CPA
Chris M. Thornburgh, CPA

Eric H. Xin, CPA, MBA
Lynn R. Krausse, CPA, MST
Bradley M. Hankins, CPA
Melinda McDaniels, CPA
Sharon Jones, CPA, MST
Thomas M. Young, CPA
Amanda E. Wilson, CPA
Diana H. Branthoover, CPA
Rosalva A. Flores, CPA
Connie M. Perez, CPA
Matthew R. Gilligan, CPA

November 12, 2004

Securities and Exchange Commission
Washington, D.C.

Gentlemen:

We have been requested by Tri-Valley Corporation (TVC), File No. 22551, to read the Form 8K dated November 15, 2004, which explains actions to be taken by TVC to change to a more conservative revenue recognition method of accounting on TVC's December 31, 2003 financial statements and TVC's first and second quarter 2004 interim quarterly financial statements. TVC intends to re-state the annual 2003 and the two quarters ended March 31, and June 30, 2004 financial statements to change the Company's timing of revenue and expense recognition from the sale of turnkey drilling projects, which will now be deferred until completion of drilling.

We agree with the statements made by the registrant in response to this proposed action.

Sincerely,

BROWN ARMSTRONG PAULDEN
McCOWN STARBUCK & KEETER
ACCOUNTANCY CORPORATION

By: Burton H. Armstrong

BHA:rv
cc:    Mr. Loren Miller, Audit Committee Chairman
     Mr. Tom Cunningham, CFO

MEMBER of SEC Practice Section of the American Institute of Certified Public Accountants